Exhibit 10.28

GREAT AMERICAN GROUP, INC.

AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

Restricted Share Unit Award Agreement

You are hereby awarded Restricted Share Units (the “RSUs”) subject to the terms and conditions set forth in this Restricted Share Unit Award Agreement (the “Award Agreement” or “Award”), and in the Great American Group, Inc. Amended and Restated 2009 Stock Incentive Plan (the “Plan”). A copy of the Plan is attached as Exhibit A. You should carefully review the Plan and consult with your personal legal counsel and financial advisor, in order to fully understand the implications of this Award, including your tax alternatives and their consequences. This Award is conditioned on your execution of this Award Agreement (and its return to the Company) within 30 days after the “Award Date” specified in Section 1 below.

By executing this Award Agreement, you agree to be bound by all of the Plan’s terms and conditions as if they had been set out verbatim below. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award Agreement will be made by the Company’s Board of Directors (the “Board”) or a committee appointed by the Board to administer the Plan, and shall (unless arbitrary and capricious) be final, conclusive and binding on all parties, including you, your heirs and representatives. Capitalized terms are defined in the Plan or in this Award Agreement.

1.	Specific Terms. Your RSUs have the following terms:

Name of Participant
Number of RSUs Subject to Award
Purchase Price per Share (if applicable)	Not applicable.
Award Date
Vesting Commencement Date
Vesting	Your Award will vest on the one year anniversary of the Vesting Commencement Date; subject to acceleration as provided in the Plan or pursuant to Section 2 below.

Restricted Share Unit Award Agreement

Great American Group, Inc.

2009 Stock Incentive Plan

2.	Accelerated Vesting; Change in Corporate Control. To the extent you have not previously vested in your rights with respect to this Award, your Award will become 100% vested in the event of (i) your death or “disability” within the meaning of Section 409A of the Code, or (ii) a Change in Control.

3.	Satisfaction of Vesting Restrictions. No Shares will be issued before you complete the requirements that are necessary for you to vest in the Shares underlying your RSUs. As soon as practicable after the date on which your RSUs vest in whole or in part, the Company will issue to you or your duly-authorized transferee, free from vesting restrictions (but subject to such legends as the Company determines to be appropriate), one Share for each vested RSU. Fractional shares will not be used, and cash will be paid in lieu thereof.

4.	Dividends. Whenever Shares are delivered to you or your duly-authorized transferee pursuant to the vesting of the Shares underlying your RSUs, you or your duly-authorized transferee shall also be entitled to receive, with respect to each Share issued, (i) a number of Shares equal to the stock dividends which were declared and paid to the holders of Shares between the Award Date and the date such Share is issued, and (ii) a number of Shares having a Fair Market Value (on the date of each cash dividend payment date) equal to any cash dividends that were paid to the holders of Shares based on a record date between the Award Date and the date such Share is issued. To the extent that your Continuous Service ends before vesting of your Award, you will forfeit all dividends (whether paid in cash or in stock) attributable to all unvested RSU shares.

5.	Designation of Death Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a death beneficiary (the “Beneficiary”) to your interest, if any, in this Award and any underlying Shares. You shall designate the Beneficiary by completing and executing a designation of death beneficiary agreement substantially in the form attached hereto as Exhibit B (titled “Designation of Death Beneficiary”) and delivering an executed original copy of your executed designation form to the Company. In the absence of a valid death beneficiary designation, your estate will be treated as your beneficiary of this Award in the event of your death while it is outstanding.

6.	Restrictions on Transfer of Award. Your rights under this Award Agreement may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee.

7.	Income Taxes and Deferred Compensation. By signing this Award, you acknowledge that you shall be solely responsible for the satisfaction of any federal, state, province, or local taxes that may arise with respect to this Award (including, if you are subject to taxation in the United States, any taxes arising under Sections 409A or 4999 of the Code, except as specifically provided in a written agreement with the Company). Neither the Company nor the Committee shall have any obligation whatsoever to pay such taxes, to prevent you from incurring them, or to mitigate or protect you from any such tax liabilities.

Restricted Share Unit Award Agreement

Great American Group, Inc.

2009 Stock Incentive Plan

8.	Notices. Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered electronically, personally, or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement. Any such notice shall be deemed to be given as of the date such notice is personally or electronically delivered or properly mailed.

9.	Binding Effect. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

10.	Headings. Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

11.	Severability. Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

12.	Counterparts. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

13.	Plan Governs. By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

14.	Not a Contract of Employment. By executing this Award Agreement you acknowledge and agree that (i) any person who is terminated before full vesting of an award, such as the one granted to you by this Award, could claim that he or she was terminated to preclude vesting; (ii) you promise never to make such a claim; (iii) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the rights of the Company’s right, to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (iv) the Company would not have granted this Award to you but for these acknowledgements and agreements.

15.	Investment Purposes. By executing this Award, you represent and warrant to the Company that any Shares issued to you pursuant to your RSUs will be held for investment purposes only for your own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended.

Restricted Share Unit Award Agreement

Great American Group, Inc.

2009 Stock Incentive Plan

16.	Securities Law Restrictions. Regardless of whether the offering and sale of RSUs or Shares under the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Award.

17.	Governing Law. The laws of the State of Delaware shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that the RSUs are awarded under and governed by the terms and conditions of this Award Agreement and the Plan.

GREAT AMERICAN GROUP, INC.

By:
Name: Title:

PARTICIPANT The undersigned Participant hereby accepts the terms of this Award Agreement and the Plan.

By:

Name of Participant:

EXHIBIT A

GREAT AMERICAN GROUP, INC.

AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

Plan Document

EXHIBIT B

GREAT AMERICAN GROUP, INC.

AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

Designation of Death Beneficiary

In connection with the Awards designated below that I have received pursuant to the above-referenced plan (the “Plan”), I hereby designate the person specified below as the beneficiary of my interest in Awards as defined in the Plan. This designation shall remain in effect until revoked in writing by me.

Name of Beneficiary:

Address:

Social Security No.:

This death beneficiary designation relates to any and all of my rights under the following Award or Awards:

☐	any Award that I have received or will ever receive under the Plan.

☐	the _________________ Award that I received pursuant to an award agreement dated _________ __, ____ between myself and the Company.

I understand that this designation operates to entitle the above named death beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of death beneficiary executed by me on a later date. In the absence of a valid death beneficiary designation, my estate will be treated as the beneficiary of this Award in the event of my death while it is outstanding.

Date:

By:
Name of Participant

Sworn to before me this

____day of ____________, 20__

Notary Public

County of _________________

State of __________________